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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 13, 2005


                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                        State of Incorporation: Minnesota
                          Commission File No.: 0-13907
                 I.R.S. Employer Identification No.: 41-1526554

                    Address of principal executive offices:
                             2575 University Ave. W.
                            St. Paul, Minnesota 55114

                        Telephone Number: (651) 603-3700

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On May 13, 2005, Synovis Life Technologies, Inc. (the "Company") accelerated the vesting of 2,500 unvested and "out-of-the-money" stock options held by David Buche, Vice President and Chief Operating Officer of Synovis Surgical Innovations, and 16,500 unvested and "out-of-the-money" stock options held by Richard Kramp, President and Chief Operating Officer of Synovis Interventional Solutions. The accelerated options held by Mr. Buche have an exercise price of $8.75 per share, and, prior to the acceleration, would have vested as to all 2,500 shares on October 31, 2006. The accelerated options held by Mr. Kramp have an exercise price of $8.27 per share, and would have vested as to 5,500 shares on October 31, 2006, 2007 and 2008. All of the accelerated options were granted under the Company's 1995 Stock Incentive Plan.

         The acceleration is intended to enable the Company to avoid recognizing compensation expense associated with these options in future periods following its adoption of FASB Statement No. 123R (Share-Based Payment) as of November 1, 2005.

         FASB Statement No. 123R requires companies to recognize the grant-date fair value of stock options as an expense in the income statement for all options issued after the adoption date, and, under certain transition rules to be followed by the Company, to recognize expense in future periods for options granted prior to the adoption date, to the extent that they remain unvested at the time of adoption.

         The Company currently applies the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." Under APB 25, the acceleration of these options will not result in recognition of stock-based compensation expense because the exercise price was in excess of the market price at the time of the acceleration.

         Of the Company's other outstanding options, only options held by non-employee directors will remain unvested under their current terms at the time of the Company's adoption of FASB Statement No. 123R. The Company's Board of Directors and the Compensation Committee of the Board are evaluating alternatives with respect to these options.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    SYNOVIS LIFE TECHNOLOGIES, INC.


Dated: May 18, 2005                 By: /s/ Brett A. Reynolds
                                        --------------------------------
                                        Brett A. Reynolds
                                        Vice President of Finance and
                                        Chief Financial Officer